Exhibit 10.28

WAIVER, CONSENT, AMENDMENT NUMBER ONE TO CREDIT AGREEMENT AND

AMENDMENT NUMBER ONE TO SECURITY AGREEMENT

This WAIVER, CONSENT, AMENDMENT NUMBER ONE TO CREDIT AGREEMENT AND AMENDMENT NUMBER ONE TO SECURITY AGREEMENT (this “Amendment”), dated as of December 31, 2009, is entered into by and among POWERWAVE TECHNOLOGIES, INC., a Delaware corporation (“Borrower”), the lenders identified on the signature pages hereof (such lenders, and the other lenders party to the below-defined Credit Agreement, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (“Agent”), and in light of the following:

W I T N E S S E T H

WHEREAS, Borrower, Lenders, and Agent are parties to that certain Credit Agreement, dated as of April 3, 2009 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower and Agent are parties to that certain Security Agreement, dated as of April 3, 2009 (as amended, restated, supplemented, or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, Borrower has informed Agent that the following Events of Default have occurred and are continuing under Section 8.2(a) of the Credit Agreement (collectively, the “Designated Events of Default”): (a) on August 24, 2009, Powerwave Technologies (Wuxi) Co. Ltd. declared and paid a dividend of $17,294,236.53 to Powerwave Overseas Holdings Limited (“POHL”) in violation of Section 6.9 of the Credit Agreement, (b) on September 25, 2009, Powerwave Comtek OY. declared and paid a dividend of EUR 15,700,000 to POHL in violation of Section 6.9 of the Credit Agreement, (c) on December 1, 2009, POHL repurchased 4,725,161 shares of its common Stock held by Powerwave Technologies Sweden AB for £4,725,161 in violation of Section 6.9 of the Credit Agreement, (d) Borrower failed to deliver to Agent the Collateral reporting required by clauses (b) – (f) of Schedule 5.2 of the Credit Agreement for the week commencing on November 30, 2009, the week commencing on December 7, 2009, the week commencing on December 14, 2009, and the week commencing on December 21, 2009, and (e) Borrower failed to deliver to Agent certain pledge agreements, pledged interests addendum and/or appropriate certificates and powers or financing statements, hypothecating at least 65% of the total outstanding voting Stock of Powerwave Technologies (Thailand) Ltd. (collectively, the “Deliverables”) by the deadline set forth in Section 5.11(b) of the Credit Agreement;

WHEREAS, Borrower has requested that Agent and Lenders (a) waive the Designated Events of Default; and (b) extend the deadline set forth in Section 5.11(b) of the Credit Agreement for the delivery of the Deliverables to Agent;

WHEREAS, Borrower has requested that Agent and Lenders make certain amendments to the Credit Agreement and the Security Agreement; and

WHEREAS, upon the terms and conditions set forth herein, the parties hereby agree to amend the Credit Agreement and Security Agreement as follows.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby.

2. Amendments to Credit Agreement.

(a) Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating the definition of “EBITDA” as follows:

““EBITDA” means, with respect to any fiscal period, determined on a consolidated basis in accordance with GAAP, Borrower’s consolidated net earnings (or loss) for such period, minus, extraordinary gains, foreign currency translation gains, and interest income for such period, plus, (a) non-cash extraordinary losses, non-cash restructuring charges, and non-cash impairment charges for such period, (b) interest expense for such period, (c) income taxes for such period, (d) depreciation and amortization for such period, (e) non-cash stock compensation charges for such period, (f) cash restructuring charges for the fiscal year 2009 in an aggregate amount not to exceed $3,000,000, and (g) foreign currency translation losses for such period; provided that, anything to the contrary contained in the foregoing notwithstanding, the calculation of Borrower’s consolidated net earnings (or loss) for any period shall not include any of Borrower’s gains resulting from its repurchase of the 1.875% Convertible Notes or the 3.875% Convertible Notes.”

(b) The definition of “Permitted Intercompany Advances” appearing in Schedule 1.1 to the Credit Agreement is hereby amended by (i) deleting the phrase “$20,000,000” appearing therein and (ii) replacing such phrase with “$15,000,000”.

(c) Section 7(a) of the Credit Agreement is hereby amended by amending and restating the table in such section in its entirety as follows:

“Applicable Amount	Applicable Period
$27,000,000	For the 12 month period ended April 4, 2010
$28,000,000	For the 12 month period ended July 4, 2010
$27,000,000	For the 12 month period ended October 3, 2010
$29,000,000	For the 12 month period ended January 2, 2011 and for each 12 month period ended as of the end of each fiscal quarter thereafter”

(d) Section 9.1 of the Credit Agreement is hereby amended by adding the following sentence immediately after clause (b) thereof:

“Upon the occurrence and during the continuation of an Event of Default, upon the instruction of the Required Lenders, Agent shall exercise all other rights and remedies available to it or the Lenders under the Loan Documents or under applicable law.”

(e) Section 15.1 of the Credit Agreement is hereby amended by amending and restating the first sentence thereof as follows:

“Each Lender hereby designates and appoints WFF as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of the Lenders (and the Bank Product Providers) on the conditions contained in this Section 15.”

(f) Schedule 5.2 to the Credit Agreement is hereby amended by (i) deleting the reference to “$20,000,000” appearing therein and (b) replacing such phrase with “$15,000,000”.

3. Amendment to Security Agreement. The definition of “Triggering Event” appearing in Section 1.1(eee) of the Security Agreement is hereby amended by (i) deleting the reference to “$20,000,000” appearing therein and (ii) replacing such phrase with “$15,000,000”.

4. Waiver. The provisions of the Credit Agreement and the other Loan Documents to the contrary notwithstanding, and subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, Agent and the undersigned Lenders hereby (a) waive the Designated Events of Default and (b) extend the deadline set forth in Section 5.11 of the Credit Agreement for the delivery to Agent of the Deliverables to January 15, 2010; provided, however, nothing herein, nor any communications among Borrower, Agent, or any Lender, shall be deemed a waiver with respect to any Events of Default, other than the Designated Events of Default, or any future failure of Borrower to comply fully with any provision of the Credit Agreement or any provision of any other Loan Document, and in no event shall this waiver be deemed to be a waiver of enforcement of any of Agent’s or Lenders’ rights or remedies under the Credit Agreement and the other Loan Documents, at law (including under the Code), in equity, or otherwise including, without limitation, the right to declare all Obligations immediately due and payable pursuant to Section 9.1 of the Credit Agreement, with respect to any other Defaults or Events of Default now existing or hereafter arising. Except as expressly provided herein, Agent and each Lender hereby reserves and preserves all of its rights and remedies against Borrower under the Credit Agreement and the other Loan Documents, at law (including under the Code), in equity, or otherwise including, without limitation, the right to declare all Obligations immediately due and payable pursuant to Section 9.1 of the Credit Agreement.

5. Consent. The provisions of the Credit Agreement and the other Loan Documents to the contrary notwithstanding, and subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, Agent and the undersigned Lenders hereby consent to (a) the payment of a non-cash dividend by Powerwave Hungary Kft to POHL in the form of forgiveness of the intercompany loan owed by POHL to Powerwave Hungary Kft, (b) the payment of a non-cash dividend by Powerwave Technologies Germany GmbH to Powerwave Technologies Sweden AB in the form of forgiveness of the intercompany loan owed by Powerwave Technologies Sweden AB to Powerwave Technologies Germany GmbH, (c) the payment of non-cash capital contributions by Powerwave Technologies Sweden AB to Powerwave Technologies Brazil Comercio de Equipamentos de Telecomunicacao Ltda and LGP Telecom Ltda. in the form of forgiveness of the intercompany loans owed by Powerwave Technologies Brazil Comercio de Equipamentos de Telecomunicacao Ltda and LGP Telecom Ltda. to Powerwave Technologies Sweden AB.

6. Conditions Precedent to the Effectiveness of this Amendment. The effectiveness of this Amendment (and the Consent contained within this Amendment) is subject to the fulfillment, to the reasonable satisfaction of Agent (or a written waiver by Agent) of each of the following conditions:

(a) Agent shall have received, in immediately available funds, the Amendment Fee referred to in Section 9(b) hereof;

(b) Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect;

(c) After giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true, correct, and complete in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, or any Lender; and

(e) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or shall result from the consummation of the transactions contemplated herein.

7. Representations and Warranties. Borrower hereby represents and warrants to Agent and the Lenders as follows:

(a) The execution, delivery, and performance by it of this Amendment and the other Loan Documents to which it is a party (i) have been duly authorized by all necessary action, (ii) do not and will not (A) violate any material provision of any federal, state, or local law or regulation applicable to it or its Subsidiaries, the Governing Documents of it or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on it or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract (other than the Convertible Notes Documents) of it or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (C) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Convertible Notes Documents, (D) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, (E) require any approval of any Loan Party’s interestholders or any approval or consent of any Person under any Material Contract (other than the Convertible Notes Documents) of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change or (F) require any approval of any Person under any Convertible Notes Documents, other than consents or approvals that have been obtained and that are still in force and effect.

(b) The execution, delivery, and performance by it of this Amendment do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than (i) consents or approvals that have been obtained and that are still in force and effect, (ii) filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Agent for filing or recordation, and (iii) filings to be made with the Securities and Exchange Commission in connection with Borrower’s reporting obligations pursuant to the Securities Exchange Act of 1934, as amended.

(c) This Amendment, and each other Loan Document to which it is or will be a party, when duly executed and delivered by it, will be the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against Borrower.

(e) No Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this Amendment.

(f) The representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party are true, complete, and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date in which case such representations and warranties shall be true, correct and complete in all material respects as of such earlier date).

(g) This Amendment has been entered into without force or duress, of the free will of such Person, and the decision of such Person to enter into this Amendment is a fully informed decision and such Person is aware of all legal and other ramifications of such decision.

(h) It has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder.

8. Acknowledgments. Borrower hereby acknowledges, confirms and agrees that

(a) as of December 31, 2009, the aggregate outstanding principal amount of the Loans under the Credit Agreement was $5,184,036.72 and that such principal amount is payable pursuant to the Credit Agreement as modified hereby without defense, offset, withholding, counterclaim, or deduction of any kind;

(b) Agent, for itself and for the benefit of the Lenders, has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in substantially all of the assets of Borrower (subject only to Permitted Liens), granted to Agent, for itself and the benefit of the Lenders, pursuant to the Loan Documents; and

(c)(i) each of the Loan Documents to which it is a party has been duly executed and delivered to the Agent and the Lenders thereto by Borrower, and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of Borrower contained in such documents and in this Agreement constitute the legal, valid and binding obligations of Borrower and guaranteed indebtedness of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, and as of the date hereof Borrower has no valid defense to the enforcement of the Obligations, and (iii) Agent and each Lender are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and under applicable law or at equity.

9. Payment of Costs and Fees.

(a) Borrower shall pay to Agent all reasonable out-of-pocket costs and expenses of the Lender Group (including, without limitation, the reasonable fees and disbursements of outside counsel to Agent and each Lender) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto.

(b) Borrower shall pay to Agent an amendment fee in the amount of $35,000 (“Amendment Fee”) which Amendment Fee shall be retained by Agent (solely for its account and for the account of its Affiliates that are Lenders, but not for the account of any other Lender). Such Amendment Fee shall be fully earned and non-refundable on the date hereof.

10. Choice of Law and Venue; Jury Trial Waiver.

(a) THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 9.

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11. Release.

(a) Effective on the date hereof, Borrower, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges Agent and each Lender, each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom Agent or any Lender would be liable if such persons or entities were found to be liable to Borrower (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforseen, past or present, liquidated or unliquidated, suspected or unsuspected, which Borrower ever had from the beginning of the world to the date hereof, now has, or might hereafter have against any such Releasee which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents. As to each and every claim released hereunder, Borrower hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

(b) As to each and every claim released hereunder, Borrower also waives the benefit of each other similar provision of applicable federal or state law, if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

(c) Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(d) Borrower, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by such Person pursuant to the above release. Borrower further agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Agent’s Lien on any item of Collateral under the Credit Agreement or the other Loan Documents. If Borrower or any of its successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through them violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

12. Reaffirmation of Obligations. Borrower hereby reaffirms and its obligations under each Loan Document to which it is a party. Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document, to Agent, as collateral security for the obligations under the loan documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain Collateral for such obligations from and after the date hereof.

13. Effect on Loan Documents.

(a) The Credit Agreement and the Security Agreement, each as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. The waivers, consents and modifications herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-compliance with the Loan Documents (other than as specified herein), and shall not operate as a consent to any matter under the Loan Documents (other than as specified herein). Except for the amendments to the Credit Agreement and the Security Agreement expressly set forth herein, the Credit Agreement, the Security Agreement and other Loan Documents shall remain unchanged and in full force and effect. Except as provided herein, the execution, delivery and performance of this Amendment shall not operate as a waiver of or as an amendment of, any right, power or remedy of the Lenders in effect prior to the date hereof. The amendments set forth herein are limited to the specifics hereof and shall neither excuse any future non-compliance with the Credit Agreement or the Security Agreement, nor operate as a waiver of any Default or Event of Default. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement, the Security Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

(b) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement and the Security Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement or the Security Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “the Security Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement or the Security Agreement, shall mean and be a reference to the Credit Agreement or the Security Agreement, as applicable, as modified and amended hereby.

(c) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d) This Amendment is a Loan Document.

(e) Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.

14. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effect as of the date hereof and as amended hereby.

15. Entire Agreement. This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

16. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

17. Amendments. This Amendment cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the parties and reduced to writing in its entirety and signed and delivered by Borrower and the Required Lenders.

18. Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

19. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

POWERWAVE TECHNOLOGIES, INC.,
a Delaware corporation, as Borrower

By:
Name:
Title:

[SIGNATURE PAGE TO WAIVER, CONSENT, AMENDMENT NUMBER ONE TO CREDIT AGREEMENT

AND AMENDMENT NUMBER ONE TO SECURITY AGREEMENT WAIVER]

WELLS FARGO FOOTHILL, LLC,
a Delaware limited liability company, as Agent and as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO WAIVER, CONSENT, AMENDMENT NUMBER ONE TO CREDIT AGREEMENT

AND AMENDMENT NUMBER ONE TO SECURITY AGREEMENT WAIVER]